Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of PS Business Parks, Inc. (the “Company”) for the period ending September  30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Maria R. Hawthorne, as Chief Executive Officer and Chief Financial Officer of the Company hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to her knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Maria R. Hawthorne
Name: Maria R. Hawthorne
Title: Chief Executive Officer (Principal Executive Officer and Principal Financial Officer) (a)
Date: October 27, 2017

____________________________

(a)	Ms. Hawthorne is also acting Chief Financial Officer until a successor is appointed.